UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

AXALTA COATING SYSTEMS LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report Important Notice Regarding the Availability of Proxy Materials for the Annual General Axalta Coating Systems Ltd. Meeting of Members Meeting To Be Held On June 3, 2026 For Members of record as of Annual General Meeting of Members April 9, 2026 Wednesday, June 3, 2026 10:00 AM, Eastern Daylight Time To order paper materials, use one of the Axalta Corporate Headquarters & Global Innovation Center following methods. 1050 Constitution Avenue, Philadelphia, PA 19112 Internet: For a convenient way to view proxy materials, VOTE, and obtain www.investorelections.com/AXTA directions to attend the meeting, go to www.proxydocs.com/AXTA To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Call: 1-866-648-8133 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. Email: paper@investorelections.com Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the If requesting material by e-mail, please send a blank e-mail with the internet. 12 digit control number (located below) in the subject line. No other If you want to receive a paper or e-mail copy of the proxy materials, you must request one. requests, instructions OR other inquiries should be included with your e-mail requesting material. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 22, 2026. Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. SEE REVERSE FOR FULL AGENDA

Axalta Coating Systems Ltd. Annual General Meeting of Members THE BOARD OF DIRECTORS RECOMMENDS A VOTE:FOR ALL DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 PROPOSAL 1. Election of nine directors to serve until the 2027 Annual General Meeting of Members 1.01 Jan A. Bertsch 1.02 William M. Cook 1.03 Tyrone M. Jordan 1.04 Deborah J. Kissire 1.05 Rakesh Sachdev 1.06 Samuel L. Smolik 1.07 Kevin M. Stein 1.08 Chris Villavarayan 1.09 Mary S. Zappone 2. Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and auditor until the conclusion of the 2027 Annual General Meeting of Members and delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof 3. Non-binding advisory vote to approve the compensation of our named executive officers